Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 10, 2011 with respect to the audited consolidated financial statements of Saratoga Resources, Inc. for the years ended December 31, 2010 and 2009.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 13, 2011